Exhibit 10.1
AMENDMENT C
To
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
(hereinafter “CRADA”) No. ORNL00-0579
Development of an Economically Attractive Gas Centrifuge Machine and Enrichment Process
By and Between
UT-Battelle, LLC
Under its U. S. Department of Energy (DOE) Contract No. DE-AC05-00OR22725
(hereinafter “Contractor”)
And
USEC Inc. (hereinafter “Participant”)
This Amendment C to CRADA No. ORNL00-0579 by and between the Contractor and the Participant is made effective on the latter date of approval by the DOE or the date of full execution of the Amendment by and between the Contractor and Participant. The Contractor and the Participant being hereinafter jointly referred to as the “Parties.”
WHEREAS, the Parties hereby desire to amend said CRADA original approved by DOE on June 30, 2000, with an effective date of October 1, 2000, as amended on June 23, 2002 with an effective date of July 12, 2002, and on September 10, 2002 with an effective date of September 11, 2002.
WHEREAS, the Parties hereby desire to amend said CRADA by revising and increasing the total estimated funding of the CRADA and increase the funds-in contribution.
THEREFORE, the Parties hereto agree to be bound as follows:
A. ARTICLE III: TERM, FUNDING AND COST, paragraph B is deleted in its entirety and substitute in lieu thereof the following paragraph B.
“B. The total value of this CRADA is $136,000,000. The Participant’s estimated contribution to this effort is $136,000,000 (with $34,680,000 of that amount being total funds-in to ORNL). The Government’s estimated contribution, which is provided through the Contractor’s contract with DOE, is $0. Additional, the Participant’s funds-in contribution is usually subject to Federal Administrative Charges in the amount of three (3) percent (3%). This charge for Participant has been waived by authority of blanket pricing exception listed in a memo from the DOE CFO dated October 25, 2002. The total authorized amount to be expended by the Contractor cannot exceed $34,680,000 with is funds-in from the Participant.”

Amendment C to CRADA No. ORNL00-0579
B. ARTICLE XXVII: NOTICES, paragraph B Contractor information is revised to read as follows:

Contractor:
Frank V. Damiano	Telephone:
Group Leader, Sponsored Research Programs	(865) 576-2967
Technology Transfer & Economic Development
UT-Battelle, LLC	Facsimile No:
P. O. Box 2008, MS-6196	(865) 241-6096
Oak Ridge, TN 37830-6196	E-Mail
damianofv@ornl.gov
All other terms of the CRADA remain unchanged. This Amendment shall be effective on the later of the dates of: (1) the signatures below or, (2) until approved by DOE.
IN WITNESS WHEREOF, the Parties have executed two originals of this Amendment through their duly authorized representatives.

FOR CONTRACTOR:
By: Name:	/s/ Casey Porto Casey Porto, Director
Title:	Technology Transfer
Date:	2-28-07

FOR PARTICIPANT:

By: Name:	/s/ Robert S. Eby Robert S. Eby	/s/ John K. Welch President and CEO
Title:	Director, ACEMP	Approved Feb. 23, 2007
Date:	2-12-07